UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2014

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Ste 900, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On May 30, 2014, Snyder’s-Lance, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with Bank of America, N.A. (“Bank of America”), as administrative agent and issuing lender, and the other lenders party thereto (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amended and restated in its entirety the Company’s existing revolving credit agreement, dated as of December 7, 2010, by and among Bank of America, as administrative agent and issuing lender and the other lenders party thereto (the “Prior Credit Agreement”). The information included in Item 2.03 of this report, which includes a description of the material terms and conditions of the Amended and Restated Credit Agreement, is incorporated by reference into this Item 1.01.

Item 1.02    Termination of a Material Definitive Agreement.

On May 30, 2014, as a condition to the closing and initial borrowings under the Amended and Restated Credit Agreement, the Company terminated its existing term loan credit agreement, dated as of September 26, 2012, by and among Bank of America, as administrative agent, and the lenders party thereto (as amended, the “Prior Term Loan Agreement”).

The Prior Term Loan Agreement was scheduled to expire on October 11, 2016. The Company used cash on hand and proceeds from the Amended and Restated Credit Agreement to repay all outstanding balances under the Prior Term Loan Agreement (as described in Item 2.03 below). All of the obligations of the Company under the terminated Prior Term Loan Agreement (other than certain indemnification and other obligations that customarily survive the repayment and termination of credit facilities) have been fully satisfied and terminated. There were no material prepayment or early termination penalties incurred in connection with the termination of the Prior Term Loan Agreement.

The material terms and conditions of the Prior Term Loan Agreement and Amendment No. 1 to the Prior Term Loan Agreement are described in the Company’s Current Report on Form 8-K filed on October 2, 2012. The information included in Item 2.03 of this report is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 30, 2014, the Company entered into the Amended and Restated Credit Agreement with Bank of America, as administrative agent and issuing lender, and the other lenders party thereto. The Amended and Restated Credit Agreement provides for borrowings under credit facilities consisting of:

•	a $375 million five year revolving credit facility (the “Revolving Credit Facility”) with a $30 million sublimit for standby letters of credit;

•	a $150 million five year term loan facility (the “Five-Year Term Facility”), all of which was borrowed on May 30, 2014 (the “Closing Date”); and

•	a $150 million ten year term loan facility (the “Ten-Year Term Facility”), all of which was borrowed on the Closing Date.

The Revolving Credit Facility, the Five-Year Term Facility and the Ten-Year Term Facility are collectively referred to herein as the “Senior Credit Facilities.”

Subject to compliance with certain conditions, the Company has the ability, at its option and subject to receipt of additional commitments from the existing or new lenders, to increase the size of the Revolving Credit Facility by up to $200 million.

In accordance with the Amended and Restated Credit Agreement, the Company terminated its Prior Term Loan Agreement (as described in Item 1.02 above) on the Closing Date. The Company utilized cash and the initial proceeds from the Five-Year Term Facility and Ten-Year Term Facility to repay all outstanding borrowings of approximately $301 million under the Prior Term Loan Agreement. Additional proceeds from the Senior Credit Facilities may be used for working capital, capital expenditures and other lawful purposes, including acquisitions. As of June 3, 2014, the outstanding principal balances under the Senior Credit Facilities were $87 million under the Revolving Credit Facility, $150 million under the Five-Year Term Facility and $150 million under the Ten-Year Term Facility.

The Revolving Credit Facility and the Five-Year Term Facility mature on May 30, 2019, unless terminated earlier in accordance with their terms. The Ten-Year Term Facility matures on May 30, 2024, unless terminated earlier in accordance with its terms.

Borrowings under the Senior Credit Facilities will bear interest at rates equal to (i) a Eurodollar rate plus an applicable margin specified in the Amended and Restated Credit Agreement or (ii) a base rate plus an applicable margin specified in the Amended and Restated Credit Agreement. The applicable margin added to the Eurodollar rate or base rate, as the case may be, is subject to adjustment after the end of each fiscal quarter based on changes in the Company’s adjusted total net debt-to-EBITDA ratio.

The Company is required to repay the aggregate principal amount of (a) all loans under the Revolving Credit Facility by the termination date thereof, (b) the Five-Year Term Facility in quarterly principal installments of $1.875 million beginning June 30, 2014 with the balance due on May 30, 2019, and (c) the Ten-Year Term Facility in quarterly principal installments of $7.5 million beginning September 30, 2019. Interest payments on all loans under the Senior Credit Facilities are payable in arrears on specified dates set forth in the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement also contains optional prepayment provisions.

The Company paid arrangement and agency fees and upfront fees and will pay facility fees based on each lender’s respective commitments under the Amended and Restated Credit Agreement. The facility fees will be subject to adjustment after the end of each fiscal quarter based on changes in the Company’s total net debt-to-EBITDA ratio. The Company will also pay a letter of credit fee with respect to each letter of credit based on the average daily amount available to be drawn on the letter of credit, at a rate equal to the applicable margin specified in the Amended and Restated Credit Agreement. The facility fees and letter of credit fees are payable quarterly in arrears.

The Amended and Restated Credit Agreement contains customary representations, warranties and covenants that are substantially similar to those in the Company’s Prior Credit Agreement and Prior Term Loan Agreement. The financial covenants include a maximum total debt to EBITDA ratio and a minimum interest coverage ratio. Other covenants include, but are not limited to, limitations on: (i) liens, (ii) dispositions of assets, (iii) mergers and consolidations, (iv) loans and investments, (v) subsidiary indebtedness, (vi) transactions with affiliates and (v) certain dividends and distributions.

The Amended and Restated Credit Agreement contains customary events of default, including a cross default provision and change of control provisions. If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the Senior Credit Facilities.

The administrative agent and certain lenders under the Amended and Restated Credit Agreement and Prior Term Loan Agreement or their respective affiliates have performed in the past, and may perform in the future, banking, investment banking, and/or advisory services for the Company and its affiliates from time to time for which they have received, or will receive, customary fees and expenses. The administrative agent and one of the lenders under the Amended and Restated Credit Agreement and Prior Term Loan Agreement provide loans to certain independent business owners (“IBOs”) for their purchase of distribution routes and related equipment from the Company. The IBOs distribute certain products of the Company and other manufacturers. The Company provides a partial guarantee to the administrative agent and such lender of the loans to the IBOs.

The foregoing summary of the Amended and Restated Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1
Amended and Restated Credit Agreement, dated as of May 30, 2014, by and among the Company, Bank of America, National Association, as administrative agent and issuing lender, and each of the lenders party thereto, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: June 4, 2014	By:	/s/ Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer and Treasurer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
May 30, 2014	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1
Amended and Restated Credit Agreement, dated as of May 30, 2014, by and among the Company, Bank of America, National Association, as administrative agent and issuing lender, and each of the lenders party thereto, filed herewith